GUARANTY AGREEMENT

THIS GUARANTY AGREEMENT dated as of October 31, 2011, is made by PIONEER POWER SOLUTIONS, INC., a Delaware corporation (the "Guarantor"), to and for the benefit of JOHNSON BANK (the "Bank").

RECITALS

The Guarantor acknowledges the following:

A.           Pursuant to that certain Loan and Security Agreement dated as of January 2, 2008, as amended to date (as amended, restated, supplemented or otherwise modified from time to time, the "Loan Agreement") between Jefferson Electric, Inc., a Delaware corporation (formerly a Wisconsin corporation) (the "Borrower"), and the Bank, the Bank has agreed to make certain loans available to the Borrower.

B.           Pursuant to that certain Seventh Agreement to the Loan Agreement dated as of the date hereof (the "Amendment") between the Bank and the Borrower, the Bank has agreed, on the terms and conditions set forth in the Amendment, to increase the amount of the line of credit provided by the Bank to the Borrower under the Loan Agreement, to extend the maturity of the loans under the Loan Agreement and to make certain other modifications to the Loan Agreement.

C.           The Bank requires, as a condition to entering into the Amendment, that the Guarantor guarantee the obligations of the Borrower to the Bank.

D.           The Guarantor is willing to execute and deliver this Guaranty in order to induce the Bank to enter into the Amendment.

AGREEMENTS

In consideration of the Recitals and to induce the Bank to enter into the Amendment, the Guarantor hereby agrees as follows for the benefit of the Bank:

1.           Definitions; Interpretation.

1.1           Definitions.  Capitalized terms used herein (including the Recitals) not otherwise defined herein shall have the meanings assigned them in the Loan Agreement.  As used in this Guaranty, the following terms shall have the following meanings unless the context otherwise requires:

"Guarantied Obligations" has the meaning assigned to that term in section 3.1.

"Guaranty" means this Guaranty Agreement, as it may be amended, supplemented or otherwise modified from time to time.

"payment in full", "paid in full" or any similar term means payment in full of the Guarantied Obligations, including all principal, interest, costs, fees and expenses (including reasonable legal fees and expenses) of the Bank as required under the Loan Documents.

1.2	Interpretation.

(a)           References to "sections" shall be to sections of this Guaranty unless otherwise specifically provided.

(b)           In the event of any conflict or inconsistency between the terms, conditions and provisions of this Guaranty and the terms, conditions and provisions of the Loan Agreement, the terms, conditions and provisions of this Guaranty shall prevail.

2.	Representations. The Guarantor represents and warrants that:

2.1           Benefit to Guarantor.  The Borrower is a wholly-owned subsidiary of the Guarantor.  The extension of credit by the Bank to the Borrower constitutes good, sufficient and valuable consideration for the assumption by the Guarantor of its obligations hereunder.

2.2           Authorization and Binding Effect.  The execution and delivery of this Guaranty, and the performance by the Guarantor of the Guarantor's obligations hereunder, are not in violation of the Guarantor's certificate of incorporation, by-laws, any existing law, rule or regulation of any governmental agency or authority, any order or decision of any court applicable to the Guarantor, or the terms of any material agreement, restriction or undertaking to which the Guarantor is a party or by which the Guarantor is bound, and do not require the approval or consent of the shareholders of the Guarantor, any governmental body, agency or authority or any other person or entity other than such approval or consent as already obtained.  This Guaranty, when executed and delivered, will constitute the valid and binding obligation of the Guarantor enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or similar laws of general application affecting the enforcement of creditors' rights and except to the extent that general principles of equity might affect the specific enforcement of this Guaranty.

3.           The Guaranty.

3.1           Guaranty of the Guarantied Obligations.  The Guarantor hereby irrevocably and unconditionally guarantees to the Bank the due and punctual payment in full by the Borrower of all Guarantied Obligations when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)).  The term "Guarantied Obligations" means:

(a)           any and all debts, obligations and liabilities of the Borrower, in each case previously, now or hereafter made, incurred or created, whether absolute or contingent, liquidated or unliquidated, whether due or not due, and however arising under the Loan Documents, including those arising under the Loan Agreement, and including interest which, but for the filing of a petition in bankruptcy with respect to the Borrower, would have accrued on any Guarantied Obligations, whether or not a claim is allowed against the Borrower for such interest in the related bankruptcy proceeding; and

(b)           the expenses referred to in section 3.8 of this Guaranty.

3.2           Limitation on Amount Guarantied.  Anything contained in this Guaranty to the contrary notwithstanding, if any Fraudulent Transfer Law (as hereinafter defined) is determined by a court of competent jurisdiction to be applicable to the obligations of the Guarantor under this Guaranty, such obligations of the Guarantor hereunder shall be limited to a maximum aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of the United States Bankruptcy Code or any applicable provision of comparable state law (collectively, the "Fraudulent Transfer Laws"), in each case after giving effect to all other liabilities of the Guarantor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws, specifically excluding, however, any liabilities of the Guarantor (a) in respect of intercompany indebtedness to the Borrower or other affiliates of the Borrower to the extent that such indebtedness would be discharged in an amount equal to the amount paid by the Guarantor hereunder and (b) under any guaranty of indebtedness of the Borrower, the payment of which is subordinated to the payment of the Guarantied Obligations if such guaranty contains a limitation as to maximum amount similar to that set forth in this section 3.2, pursuant to which the liability of the Guarantor hereunder is included in the liabilities taken into account in determining such maximum amount) and after giving effect as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation, reimbursement, indemnification or contribution of the Guarantor pursuant to applicable law or pursuant to the terms of any agreement.

3.3          Payment by Guarantor; Application of Payments.  The Guarantor hereby agrees, in furtherance of the foregoing and not in limitation of any other right which the Bank may have at law or in equity against the Guarantor by virtue hereof, that upon the failure of the Borrower to pay any of the Guarantied Obligations, after giving effect to any applicable grace periods, when due and payable, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)), the Guarantor will pay, or cause to be paid, in cash, within two (2) business days after its receipt of written demand from the Bank to the Guarantor, to the Bank an amount equal to the sum of the unpaid principal amount of all Guarantied Obligations then due as aforesaid, accrued and unpaid interest on such Guarantied Obligations (including interest which, but for the filing of a petition in bankruptcy with respect to the Borrower, would have accrued on such Guarantied Obligations, whether or not a claim is allowed against the Borrower for such interest in the related bankruptcy proceeding) and all other Guarantied Obligations then due and payable to the Bank as aforesaid.  The written demand of the Bank shall set forth the amounts of the Guarantied Obligates due and payable under this section 3.3.  All such payments shall be applied promptly upon receipt by the Bank to the Guarantied Obligations in the manner determined by the Bank in its sole discretion.

3.4           Liability of the Guarantor Absolute.  The Guarantor agrees that the Guarantor's obligations hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than payment in full of the Guarantied Obligations.  In furtherance of the foregoing and without limiting the generality thereof, the Guarantor agrees as follows:

(a)           this Guaranty is a guaranty of payment when due and not of collectibility;

(b)           the Bank may enforce this Guaranty to the extent a payment is required under section 3.3 above at any time an Event of Default exists under the Loan Agreement or any other Loan Document;

(c)           the obligations of the Guarantor hereunder are independent of the obligations of the Borrower under the Loan Documents, and the obligations of any other guarantor of the obligations of the Borrower under the Loan Documents, and a separate action or actions may be brought and prosecuted against the Guarantor whether or not any action is brought against the Borrower or any such other guarantor and whether or not the Borrower or any other guarantor is joined in any such action or actions;

(d)           payment by the Guarantor of a portion, but not all, of the Guarantied Obligations shall in no way limit, affect, modify or abridge the Guarantor's liability for any portion of the Guarantied Obligations which has not been paid;

(e)           the Bank, upon such terms as it deems appropriate, without notice or demand and without affecting the validity or enforceability of this Guaranty or giving rise to any reduction, limitation, impairment, discharge or termination of the Guarantor's liability hereunder, from time to time may (i) renew, extend, accelerate, increase the rate of interest on, or otherwise change the time, place, manner or terms of payment of the Guarantied Obligations, including any change in the rate of interest thereon; (ii) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guarantied Obligations or any Loan Document and/or subordinate the payment of the same to the payment of any other obligations; (iii) request and accept other guaranties of the Guarantied Obligations and take and hold security for the payment of this Guaranty or the Guarantied Obligations; (iv) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any security for payment of the Guarantied Obligations, any other guaranties of the Guarantied Obligations, or any other obligation of any person with respect to the Guarantied Obligations; (v) enforce and apply any security now or hereafter held by or for the benefit of the Bank in respect of this Guaranty or the Guarantied Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that the Bank may have against any such security, in each case as the Bank in its discretion may determine consistent with the Loan Agreement and the other Loan Documents, including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, and even though such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of the Guarantor against the Borrower or any security for the Guarantied Obligations; and (vi) exercise any other rights available to it under the Loan Documents; and

(f)           this Guaranty and the obligations of the Guarantor hereunder shall be valid and enforceable and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason (other than payment in full of the Guarantied Obligations), including the occurrence of any of the following, whether or not the Guarantor shall have had notice or knowledge of any of them:  (i) any failure or omission to assert or enforce or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under the Loan Documents, at law, in equity or otherwise) with respect to the Guarantied Obligations or any Loan Document, or with respect to any other guaranty of or security for the payment of the Guarantied Obligations; (ii) any rescission, waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including provisions relating to events of default) of any Loan Document, or of any other guaranty or security for the Guarantied Obligations, in each case whether or not in accordance with the terms of any Loan Document or any agreement relating to such other guaranty or security; (iii) the Guarantied Obligations, or any Loan Document, at any time being found to be illegal, invalid or unenforceable in any respect; (iv) the application of payments received from any source to the payment of indebtedness other than the Guarantied Obligations, even though the Bank might have elected to apply such payment to any part or all of the Guarantied Obligations; (v) the Bank's consent to the change, reorganization or termination of the organizational structure or existence of the Borrower and to any corresponding restructuring of the Guarantied Obligations; (vi) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Guarantied Obligations; (vii) any defenses, set-offs or counterclaims which the Borrower may allege or assert against the Bank in respect of the Guarantied Obligations, including failure of consideration, breach of warranty, statute of frauds, statute of limitations, accord and satisfaction and usury; and (viii) other than the Bank's failure to comply with this Agreement, any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of the Guarantor as an obligor in respect of the Guarantied Obligations.

3.5           Waivers by Guarantor.  The Guarantor hereby waives the following solely with respect to its payment obligations under this Guaranty:

(a)           any right to require the Bank, as a condition of payment or performance by the Guarantor, to (i) proceed against the Borrower, any other guarantor of the Guarantied Obligations or any other Person, (ii) proceed against or exhaust any security held from the Borrower, any such other guarantor or any other Person, (iii) proceed against or have resort to any balance of any deposit account or credit on the books of the Bank in favor of the Borrower, any guarantor or any other Person, or (iv) pursue any other remedy in the power of the Bank whatsoever;

(b)           any defense arising by reason of the incapacity, lack of authority or any disability or other defense of the Borrower including any defense based on or arising out of the lack of validity or the unenforceability of the Guarantied Obligations or any Loan Document or by reason of the cessation of the liability of the Borrower from any cause other than payment in full of the Guarantied Obligations;

(c)           any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal;

(d)           any defense based upon the Bank's errors or omissions in the administration of the Guarantied Obligations, except behavior which amounts to bad faith or result in incorrect recordkeeping with respect to the amount of the Guarantied Obligations that is due and owing;

(e)           (i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of this Guaranty and any legal or equitable discharge of the Guarantor's obligations hereunder, (ii) the benefit of any statute of limitations affecting the Guarantor's liability hereunder or the enforcement hereof, (iii) any rights to set-offs, recoupments and counterclaims, and (iv) promptness, diligence and any requirement that the Bank protect, secure, perfect or insure any security interest or lien or any property subject thereto;

(f)           other than a notice of demand required in section 3.3 above, notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance of this Guaranty, notices of default under the Loan Agreement or other Loan Documents, notices of any renewal, extension or modification of the Guarantied Obligations or any Loan Document, notices of any extension of credit to the Borrower and notices of any of the matters referred to in section 3.3 and any right to consent to any thereof; and

(g)           any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate the Guarantor or sureties, or which may conflict with the terms of this Guaranty.

3.6           Guarantor's Rights of Subrogation, Contribution, Etc.  Until all of the Guarantied Obligations have been paid in full, the Guarantor hereby waives any claim, right or remedy, direct or indirect, that the Guarantor now has or may hereafter have against the Borrower or any of its assets in connection with this Guaranty or the performance by the Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including (a) any right of subrogation, reimbursement or indemnification that the Guarantor now has or may hereafter have against the Borrower, (b) any right to enforce, or to participate in, any claim, right or remedy that the Bank now has or may hereafter have against the Borrower and (c) any benefit of, and any right to participate in, any collateral or security now or hereafter held by the Bank.  In addition, until the Guarantied Obligations shall have been indefeasibly paid in full, the Guarantor shall withhold exercise of any right of contribution the Guarantor may have against any other guarantor of the Guarantied Obligations.  The Guarantor further agrees that, to the extent the waiver or agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification the Guarantor may have against the Borrower or against any collateral or security, and any rights of contribution the Guarantor may have against any other guarantor shall be junior and subordinate to any rights the Bank may have against the Borrower, to all right, title and interest the Bank may have in any such collateral or security, and to any right the Bank may have against such other guarantor.  If any amount shall be paid to the Guarantor on account of any such subrogation, reimbursement, indemnification or contribution rights at any time when all Guarantied Obligations shall not have been paid in full, such amount shall be held in trust for the Bank and shall forthwith be paid over to the Bank to be credited and applied against the Guarantied Obligations, whether matured or unmatured, in accordance with the terms hereof.

3.7           Subordination of Other Obligations.  Any indebtedness of the Borrower now or hereafter held by the Guarantor is hereby subordinated in right of payment to the Guarantied Obligations, and any such indebtedness collected or received by the Guarantor after an Event of Default has occurred and is continuing shall be held in trust for the Bank and shall forthwith be paid over to the Bank to be credited and applied against the Guarantied Obligations but without affecting, impairing or limiting in any manner the liability of the Guarantor under any other provision of this Guaranty.

3.8           Expenses.  The Guarantor agrees to pay, or cause to be paid, on demand, and to save the Bank harmless against liability for, any and all documented costs and expenses (including reasonable fees of outside counsel at hourly rates generally provided to the Bank by such counsel and disbursements of outside counsel) incurred or expended by the Bank in connection with the enforcement of any rights under this Guaranty.

3.9           Continuing Guaranty.   This Guaranty is a continuing guaranty and shall remain in effect until all of the Guarantied Obligations shall have been paid in full.  The Guarantor hereby irrevocably waives any right to revoke this Guaranty as to future transactions giving rise to any Guarantied Obligations.

3.10           Authority of Guarantor or Borrower.  It is not necessary for the Bank to inquire into the capacity or power of the Guarantor or the Borrower or the officers, directors or any agents acting or purporting to act on behalf of any of them.

3.11           Financial Condition of the Borrower.  The Guarantied Obligations may be continued from time to time without notice to or authorization from the Guarantor regardless of the financial or other condition of the Borrower at the time of any such grant or continuation.  The Bank shall not have any obligation to disclose or discuss with the Guarantor its assessment, or the Guarantor's assessment, of the financial condition of the Borrower.  The Guarantor has adequate means to obtain information from the Borrower on a continuing basis concerning the financial condition of the Borrower and its ability to perform its obligations under the Loan Documents, and the Guarantor assumes the responsibility for being and keeping informed of the financial condition of the Borrower and of all circumstances bearing upon the risk of nonpayment of the Guarantied Obligations.  The Guarantor hereby waives and relinquishes any duty on the part of the Bank to disclose any matter, fact or thing relating to the business, operations or conditions of the Borrower now known or hereafter known by the Bank.

3.12           Rights Cumulative.  The rights, powers and remedies given to the Bank by this Guaranty are cumulative and shall be in addition to and independent of all rights, powers and remedies given to the Bank by virtue of any statute or rule of law or in any of the other Loan Documents.  Any forbearance or failure to exercise, and any delay by the Bank in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.

3.13           Bankruptcy; Post-Petition Interest; Reinstatement of Guaranty.

(a)           So long as any Guarantied Obligations remain outstanding, the Guarantor shall not, in its capacity as creditor of the Borrower without the prior written consent of the Bank, commence or join with any other Person in commencing any bankruptcy, reorganization or insolvency proceedings of or against the Borrower.  The obligations of the Guarantor under this Guaranty shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of the Borrower or by any defense which the Borrower may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding.

(b)           The Guarantor acknowledges and agrees that any interest on any portion of the Guarantied Obligations which accrues after the commencement of any proceeding referred to in clause (a) above (or, if interest on any portion of the Guarantied Obligations ceases to accrue by operation of law by reason of the commencement of said proceeding, such interest as would have accrued on such portion of the Guarantied Obligations if said proceedings had not been commenced) shall be included in the Guarantied Obligations because it is the intention of the Guarantor and the Bank that the Guarantied Obligations which are guarantied by the Guarantor pursuant to this Guaranty should be determined without regard to any rule of law or order which may relieve the Borrower of any portion of such Guarantied Obligations.  The Guarantor will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar person to pay the Bank, or allow the claim of the Bank in respect of, any such interest accruing after the date on which such proceeding is commenced.

(c)           In the event that all or any portion of the Guarantied Obligations are paid by the Borrower, the obligations of the Guarantor hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from the Bank as a preference, fraudulent transfer or otherwise, and any such payments which are so rescinded or recovered shall constitute Guarantied Obligations for all purposes under this Guaranty.

3.14           Set Off.  In addition to any other rights the Bank may have under law or in equity, at any time after the Guarantor fails to comply with section 3.3 above, the Bank is authorized at any time or from time to time, without notice (but without limiting the notice requirement in section 3.3 above), to set off and to appropriate and to apply any and all deposits (general or special, including indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness of the Bank owing to the Guarantor and any other property of the Guarantor held by the Bank to or for the credit or the account of the Guarantor against and on account of the Guarantied Obligations and liabilities of the Guarantor to the Bank under this Guaranty.

4.           Miscellaneous.

4.1           [Reserved].

4.2           Survival of Warranties.  All representations and warranties made herein shall survive the execution and delivery of this Guaranty and the other Loan Documents.

4.3           Notices.  Any communications between the Bank and the Guarantor and any notices or requests provided herein to be given may be given by mailing the same, postage prepaid, or by facsimile transmission to the Bank at its address set forth in the Loan Agreement and to the Guarantor at its address as set forth on the signature pages of this Guaranty or to such other addresses as each such party may in writing hereafter indicate.  Any notice, request or demand to or upon the Bank or the Guarantor shall not be effective until received.

4.4           Severability.  In case any provision in or obligation under this Guaranty shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

4.5           Amendments and Waivers.  No amendment, modification, termination or waiver of any provision of this Guaranty, and no consent to any departure by the Guarantor therefrom, shall in any event be effective without the written concurrence of the Bank and the Guarantor.  Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

4.6           Headings.  Section headings in this Guaranty are included herein for convenience of reference only and shall not constitute a part of this Guaranty for any other purpose or be given any substantive effect.

4.7           Applicable Law; Rules of Construction.  This Guaranty and the rights and obligations of the Guarantor and the Bank hereunder shall be governed by, and shall be construed and enforced in accordance with, the internal laws of the State of Wisconsin, without regard to conflicts of laws principles.

4.8           Successors and Assigns.  This Guaranty is a continuing guaranty and shall be binding upon the Guarantor and the Guarantor's successors and assigns.  This Guaranty shall inure to the benefit of the Bank and its successors and assigns.  The Guarantor shall not assign this Guaranty or any of the rights or obligations of the Guarantor hereunder without the prior written consent of the Bank.  The Bank  may, without notice or consent, assign its interest in this Guaranty in whole or in part.  The terms and provisions of this Guaranty shall inure to the benefit of any transferee or assignee of a Loan Document, or any portion thereof, and in the event of such transfer or assignment the rights and privileges herein conferred upon the Bank shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof.

4.9           Consent to Jurisdiction and Service of Process.  To induce the Bank to accept delivery of this Guaranty:

(a)           THE GUARANTOR AGREES THAT ALL ACTIONS OR PROCEEDINGS IN ANY MANNER RELATING TO OR ARISING OUT OF THIS GUARANTY OR THE OTHER LOAN DOCUMENTS MAY BE BROUGHT ONLY IN COURTS OF THE STATE OF WISCONSIN LOCATED IN MILWAUKEE COUNTY OR THE FEDERAL COURT FOR THE EASTERN DISTRICT OF WISCONSIN AND THE GUARANTOR CONSENTS TO THE JURISDICTION OF SUCH COURTS.  THE GUARANTOR WAIVES ANY OBJECTION SHE MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH COURT AND ANY RIGHT SHE MAY HAVE NOW OR HEREAFTER HAVE TO CLAIM THAT ANY SUCH ACTION OR PROCEEDING IS IN AN INCONVENIENT COURT; and

(b)           The Guarantor consents to the service of process in any such action or proceeding by certified mail sent to the address specified in section 4.3.

Nothing contained herein shall affect the right of the Bank to serve process in any other manner permitted by law.

4.10           Waiver of Trial by Jury.  THE GUARANTOR AND, BY ITS ACCEPTANCE OF THE BENEFITS HEREOF, THE BANK , EACH HEREBY AGREE TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS GUARANTY.  The scope of this waiver is intended to be all encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including contract claims, tort claims, breach of duty claims and all other common law and statutory claims.  The Guarantor and, by its acceptance of the benefits hereof, the Bank, each (i) acknowledges that (A) this waiver is a material inducement for the Guarantor to enter into this Guaranty and the Bank to accept the benefits hereof, and (B) the Guarantor and the Bank have already relied on this waiver in entering into this Guaranty or accepting the benefits hereof, as the case may be, and that each will continue to rely on this waiver in their related future dealings and (ii) further warrants and represents that each has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel.  THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 4.10 AND EXECUTED BY THE BANK AND THE GUARANTOR), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS GUARANTY.  In the event of litigation, this Guaranty may be filed as a written consent to a trial by the court.

4.11           No Other Writing.  This writing is intended by the Guarantor and the Bank as the final expression of this Guaranty and is also intended as a complete and exclusive statement of the terms of their agreement with respect to the matters covered hereby.  No course of dealing, course of performance or trade usage, and no parol evidence of any nature, shall be used to supplement or modify any terms of this Guaranty.  There are no conditions to the full effectiveness of this Guaranty.

4.12           Further Assurances.  At any time or from time to time, upon the request of the Bank, the Guarantor shall execute and deliver such further documents and do such other acts and things as the Bank may reasonably request in order to effect fully the purposes of this Guaranty.

4.13           Effectiveness. This Guaranty shall become effective as to the Guarantor upon the execution and delivery hereof by the Guarantor.

(Signature Page Follows)

IN WITNESS WHEREOF, the Guarantor has executed this Guaranty as of October 31, 2011.

PIONEER POWER SOLUTIONS, INC.

BY	/s/ Nathan Mazurek
Its Chief Executive Officer

Address: 400 Kelby Street 9th Floor
Fort Lee, NY 07024